                                                                    EXHIBIT 10.2



                        VESSEL CONSTRUCTION CONTRACT

         THIS VESSEL CONSTRUCTION CONTRACT (the "Contract") entered into as of this 1st day of August, 1997 by and between Halter Marine, Inc., a corporation organized and existing under and by virtue of the laws of the State of Nevada (hereinafter called "Builder"), and Sea Mar Equipment, Inc., a corporation organized and existing under and by virtue of the laws of Louisiana (hereinafter called "Owner").

                            W I T N E S S E T H:

ARTICLE I - DESCRIPTION OF VESSEL:

         Builder, for and in consideration of the sum to be paid it by Owner as hereinafter set forth, unless prevented by "Force Majeure" as hereinafter defined, agrees to design, build, equip, and complete at Builder's Yard as designated in the attached Exhibits, free and clear from liens, claims and encumbrances, two (2) 200 ft. Supply Vessels (hereinafter referred to as "The Vessel", "each Vessel", or "Vessels", collectively, as the case may be), each of which is described on the attached Exhibits "A-1" and "A-2" and which shall be constructed in accordance with: (a) this Contract, (b) Specifications dated July 11, 1997 (Exhibit "B" to this Contract) (the "Specifications"), and (c) Outboard Profile and Arrangement Drawing No. 1A, dated June 5, 1997 and hand dated July 11, 1997 (Exhibit "C" to this "Contract") (the "Drawings") (hereinafter collectively as to each respective Vessel, the "Contract Documents"), all of which have concurrently been identified by the parties hereto and made a part hereof as if fully set forth herein.

         Except for any Owner-furnished equipment as may be listed in the Specifications for a particular Vessel, Builder agrees to furnish all design, plant, labor, tools, equipment and material necessary for the construction and delivery of such Vessel(s).

         The Vessel shall be constructed to meet the applicable requirements of regulatory bodies as set forth in the Contract Documents, and certificates evidencing the required classifications shall be furnished by Builder to Owner.

         If any enforced changes in the rules and regulations (or interpretations thereof) of the American Bureau of Shipping or other applicable classification society or any governmental agency (collectively, "Enforced Changes") are made subsequent to the date of this Contract necessitating alterations or additions to the Vessel(s); whereby the cost of any Vessel is increased and/or the time required for completion for any Vessel is extended, Owner shall authorize, and pay for, as a change order under this Contract, such alterations, additional work items, outfit and/or equipment, and shall allow Builder such additional time as may be





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required to meet the Enforced Changes, in accordance with Article IV hereof.
Owner will only be responsible for the costs of the Enforced Changes if (i) Owner is advised of the Enforced Changes, (ii) Owner is given an opportunity to address the Enforced Changes with the applicable regulatory body before any work is performed and (iii) any resultant changes in the scope of work are the subject of prior agreement as to price and schedule impact before the work is performed; provided, however, any delay by Owner in accepting the Enforced Changes shall be an event of "Force Majeure" hereunder, and in the event Owner does not agree to be responsible for the Enforced Changes Builder shall be relieved of any responsibility to comply with the requirements of the applicable regulatory body set forth in the Contract Documents necessitated by that Enforced Change.

         All general language or requirements contained in the Contract Documents for each Vessel and all other requirements inconsistent or in conflict with the provisions of this Contract are superseded by this Contract, it being the intent of the parties that the provisions of this Contract shall prevail. If there is any conflict or inconsistency between the Contract Plans and Specifications, the Specifications shall control.

Article II - PRICE AND PAYMENT:

         Owner, in consideration of the true and faithful performance on the part of the Builder, agrees to pay to Builder the sum of U.S. $16,550,000.00, hereinafter called the "Contract Price". The portion of the Contract Price attributable to each Vessel (hereinafter called the "Assigned Value") is contained in Exhibit "A-1" and "A-2".

         The Assigned Value for each Vessel shall be payable in two (2) installments. The initial payment in an amount equal to ten percent (10%) of the Assigned Value for each Vessel shall be payable upon execution of this Contract. The remaining ninety percent (90%) of the Assigned Value of each Vessel and any amounts due for extras, change orders, other additional costs as provided in this Contract, together with interest at the Agreed Rate (as defined below) (such payment is the "Final Payment"), shall be payable upon delivery of the Vessel.

         Owner and Builder have agreed on the following milestone events (each a "Milestone Event") for the construction of the Vessel and on the percentage of the Assigned Value of each Vessel allocable to each Milestone Event:

                                                     ALLOCABLE PERCENTAGE
 EVENT                                                OF ASSIGNED VALUE
 -----                                               --------------------
 Receipt of approximately
 400 tons steel                                               15%

 90% hull midbody erected
 on shipway, not completely welded                            20%





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
Erection of superstructure                                   15%

Setting of main engines                                      20%

Launch of Vessel                                             12%

Delivery of Vessel                                            8%

         Interest shall accrue on each respective portion of the Assigned Value of each Vessel at the rate of seven and one-quarter percent (7 1/4%) per annum (the "Agreed Rate") during the period between the time Builder achieves the corresponding Milestone Event and Builder's receipt of the Final Payment. All accrued interest shall be payable at the time of the Final Payment. Interest shall accrue at the Agreed Rate on that portion of the Assigned Value of each Vessel attributable to each Milestone Event from the time that Builder achieves such Milestone Event until Builder's receipt of the Final Payment. For instance, interest shall accrue at the Agreed Rate on fifteen percent (15%) of the Assigned Value for each Vessel from the time of Builder's receipt of steel until Builder's receipt of the Final Payment. In addition, interest shall also accrue at the Agreed Rate for that portion of the Assigned Value of each Vessel attributable to the other Milestone Events from the time of each respective Milestone Event until Builder's receipt of the Final Payment. The parties agree and acknowledge that while interest shall not accrue during the Grace Period (as hereinafter defined), interest shall continue to accrue at the Agreed Rate during the Liquidated Damages Period (as hereinafter defined).

         In the event the down payment required for each Vessel shall not be tendered to Builder in immediately available funds by the close of business within ten (10) business days of Owner's execution of this Contract, either party shall have the right to terminate this Contract, in which event neither party shall have any further liability to the other. In the event Builder chooses not to terminate this Contract, then the Stipulated Date of Delivery as described in Article III shall be extended one day for every day that any portion of the deposit is made after the foregoing deadline.

         The Builder shall submit appropriate invoices and/or certificates to evidence the occurrence of each Milestone Event for





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each Vessel which shall be reviewed and approved in writing by Owner's representatives. Payments for all extras, less credits for any deductions, shall be made in cash upon the completion and prior to delivery of each Vessel. The full Assigned Value, including all amounts owed for extras, change orders and all other additional costs as provided in this Contract, must be paid prior to delivery of each Vessel.

         Should Owner (a) fail to take delivery of the Vessel within ten (10) days of the completion of the Vessel (except for any Minor Items (as hereinafter defined)) and Owner's receipt of written notice that the Vessel is complete and available for Delivery in accordance with the Contract Documents (except for any Minor Items), or (b) fail to timely pay to Builder any amounts due hereunder, Owner shall be in default of this Contract and Builder shall have the right to mitigate its damages and protect its rights and interests. Without limiting the foregoing, Builder shall be entitled either to terminate this Contract or to sue Owner for specific performance. If Builder elects to terminate this Contract, then Builder shall have the option, in its sole discretion, to (i) sue Owner for damages as a result of its breach hereunder and apply any deposits or other payments made hereunder toward those damages, or (ii) retain title to each Vessel and/or sell the Vessel, free of any claim of Owner, and retain any deposits or other payments made hereunder. Provided, however, Builder shall refund to Owner the difference, if any, between: (X) the sum of (i) the sale price of the Vessel resulting from any sale by Builder pursuant to the terms of this paragraph, and (ii) the aggregate of all payments to Builder from Owner pursuant to this Contract, minus (Y) the sum of (i) the Assigned Value of the Vessel (as adjusted pursuant to the terms of this Contract), and (ii) the aggregate of all reasonable costs and expenses to Builder directly resulting from the sale contemplated hereunder, including (i) storage costs, relocation costs, and rescheduling costs and (ii) the default by Owner or the sale of the Vessel pursuant to the provisions of this paragraph, including the costs and expenses of the enforcement of Builder's rights under this paragraph. If the





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sum of (X) is greater than the sum of (Y), Owner shall be reimbursed such difference. Other than as expressly set forth herein, in any such event, Builder shall have no further obligation whatsoever to Owner hereunder.

         The making of any partial payments shall in no way estop Owner from thereafter asserting any right or remedy accruing to its because of failure of Builder to deliver the completed Vessel in accordance with the terms hereof.

ARTICLE III - TIME AND CONDITIONS OF DELIVERY:

         Each Vessel, after required trials, completed in accordance with the Contract Documents, shall be delivered to Owner, on or before the date indicated on the attached Exhibits "A-1" and "A-2" for the delivery of each Vessel (hereinafter called the "Stipulated Date of Delivery"), or on such later date or dates as may be required by reason of agreed changes in the Vessel, or by reason of specified delays resulting from "Force Majeure", as that term is defined in Article VI.

         Builder shall deliver each Vessel to Owner at a location set forth on the attached Exhibit "A-1" and "A-2" (the "Place of Delivery"). All costs and expenses of transporting each Vessel to the Place of Delivery shall be borne by and be the obligation of the Builder. All costs and expenses of operating and/or transporting each vessel as it has reached the Place of Delivery and been accepted by Owner shall be borne by and be the obligation of Owner.

         Builder shall furnish Owner on delivery of each Vessel a Bill of Sale (if necessary) and a Builder's Certification, together with whatever other documents may be required by law or by any regulatory agency of the United States having relevant jurisdiction in order for Owner to document the Vessel in its name. Any expense in connection with the furnishing of such documents and with the documentation of such Vessel shall be paid by Owner.

         Owner shall execute a Delivery and Acceptance Certificate immediately prior to the time of delivery and acceptance of the Vessel by Owner, substantially in the form of Exhibit "D".





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         If completion and delivery of each Vessel shall be delayed more than thirty (30) days beyond the respective Stipulated Date of Delivery (such 30 day period is the "Grace Period"), as adjusted in accordance with the provisions of Articles IV and VI hereof or because of some other act of the Owner, or it is agreed that Owner will suffer damages which are difficult of ascertainment and the parties hereby agree that Owner shall sustain, and Builder agrees to pay as liquidated damages in accordance with the amounts noted on Exhibits "A-1" and "A-2" for the Vessel whose delivery is delayed for each calendar day of delayed delivery from the thirtieth (30th) day after the Stipulated Date of Delivery (as adjusted) until such time that Builder tenders delivery of the Vessel to the Owner in accordance with the Contract Documents (such period during which liquidated damages may accrue is the "Liquidated Damages Period"), except for minor items which do not adversely affect the commercial utility or efficient and lawful operation of the vessel (collectively, the "Minor Items") and Builder has agreed to correct such Minor Items in a timely manner, not to exceed a total of ninety (90) days or a total sum for liquidated and agreed damages for the Vessel not to exceed the total amount noted on Exhibits "A-1" and "A-2". All liquidated damages accruing hereunder shall be payable upon delivery of each affected Vessel. Except for Owner's termination rights set forth in the following paragraph, Owner's right to such liquidated damages shall be Owner's sole and exclusive remedy for damages or loss due to late delivery of the Vessel and Owner specifically waives all other rights or remedies at law or in equity therefor.

         Should the Stipulated Date of Delivery be extended pursuant to this Contract for more than one hundred twenty (120) days from the Stipulated Date of Delivery (as adjusted pursuant to the terms of this Contract) solely based on delay by Builder, upon payment to Builder of all costs incurred to date by Builder in construction of the Vessel that are not included in the first installment of the Contract Price made to Builder as depicted in the Assigned Value documented by the parties, as adjusted for agreed change orders less all liquidated damages and less or without any accrued





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interest from the Stipulated Date of Delivery until Owner takes possession of the Vessel, Owner shall have right, at its option, to terminate this Contract by providing written notice to Builder and to have the Vessel completed by another shipyard. If so requested by Owner, Builder shall (a) in the least expensive manner, complete all work required to permit the Vessel to be safely removed from the Builder's yard, (b) remove its employees, agents and contractors, together with their equipment, and (c) render all necessary assistance to the Vessel in leaving the Builder's yard at the earliest moment convenient to Builder. Once Owner has documented Owner's cost to complete the Vessel, Builder shall pay to Owner the difference, if any, between (a) the sum of (i) Owner's reasonable auditable costs of completion and (ii) liquidated damages that have accrued hereunder with respect to the Vessel, and (b) the Assigned Value for the Vessel, as adjusted for change orders performed by Builder.

         Notwithstanding anything contained in this Contract to the contrary, should Owner terminate this Contract pursuant to the preceding paragraph, Owner shall have one hundred eighty (180) days from such termination to notify Builder of any defective materials or workmanship which were both (i) included in the percentage completion of the construction of the Vessel to date by Builder and
(ii) represented in the amount paid to Builder upon such termination. In no event shall Builder be liable to Owner for any sum in excess of the cost of repairs or replacements of the materials or workmanship, nor shall Builder be obligated to repair or replace any material or workmanship, where such repair or replacement is caused by Owner, its contractors (except Builder), subcontractors or employees. Builder shall have no responsibility whatsoever for such defective materials or workmanship if Owner does not notify Builder within the period set forth above in this paragraph.

         Owner and Builder waive, remit and release each other from any claims or causes of action for consequential damages arising out of either party's failure to perform or timely perform under this Contract. For purposes of this waiver and release, consequential





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damages shall be considered any and all claims for delay (other than for liquidated damages as set forth herein), disruption, loss of profits, extended project management costs, overhead costs, lost revenues, interest expense, loss of revenue from other projects, or any other similar consequential damages, irrespective of the basis of such claimed consequential damages and even if caused or contributed to by the fault, neglect, or breach of contract of the other party.

ARTICLE IV - CHANGES IN THE PLANS AND SPECIFICATIONS:

         Subject to the requirements of other work then pending in Builder's yard, Owner has the right to request any deletions from or additions to the plans and Specifications for each Vessel on giving due notice in writing to Builder, the dollar amount of any such changes to be agreed upon in advance by Owner and Builder, and added to, or deducted from, the total Contract Price and Assigned Value for such Vessel. If any such change shall delay the completion of such Vessel, Builder shall be allowed a reasonable extension of time of the Stipulated Date of Delivery sufficient to cover such delay. A statement of the increase or decrease to the Contract Price and Assigned Value, and/or any additional contract time required, as aforesaid, shall be submitted to Owner by Builder in the form shown on Exhibit "E", and shall be approved by Owner in writing before any such change is made. Notwithstanding the foregoing, no change shall be made in the general dimensions and/or characteristics of any Vessel which would diminish the capacity of the Vessel to perform as originally intended by the Contract Documents, except by mutual consent of the parties.

         All change orders in excess of $25,000.00 shall be handled in the following manner. Upon the occurrence of the next Milestone Event, interest will accrue on change orders as agreed in the written change order executed prior to performance of the changed work.





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ARTICLE V - INSPECTION BY OWNER'S REPRESENTATIVE:

         Builder will furnish reasonable space at its yard for the duly authorized representative(s) of Owner who shall have reasonable access to the work of Builder. Owner's representative(s) shall promptly inspect and accept all workmanship and material which is in conformity with the Contract Documents and shall with equal promptness, reject all workmanship and material which does not comply with the Contract Documents, provided that the acceptance of such workmanship and material by Owner's representative shall not prejudice the rights of Owner under the provisions of Article VII hereof.

         Access to the vessel shall be at Owner's own risk. Builder assumes no responsibility and Owner assumes full liability for any injury that he or his representative, agent or contractors may sustain on the vessel during its construction and hereby fully releases and discharges Builder from any liability with respect thereto.

ARTICLE VI - FORCE MAJEURE:

         All agreements of the Builder contained in this Contract respecting the Stipulated Date of Delivery of each Vessel shall be subject to extension by reason of "Force Majeure", which term is hereby declared to include the following: strikes, lockouts, or other industrial disturbances; short or late delivery of material (including particularly steel, tubing, piping, wiring, and all components); unavailability or interruptions or inadequacy of fuel supplies; acts of God or of the Owner; war, preparation for war, the requirement, urgency or intervention of Naval or Military executives or other agencies of government; arrests and restraints of rulers and people, blockade, sabotage, vandalism and malicious mischief, threats of vandalism and bomb scares and insurrection; landslides, floods, hurricanes, earthquakes; collisions and fires; any delays of carriers by land, sea or air; non-delivery and/or late delivery of all Owner Furnished Supplies, material or equipment, delays due to changes authorized by Owner, and delays of material which the Builder by reasonable precaution cannot avoid. Rain shall not be considered a "Force Majeure" event unless it





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occurrence requires a shutdown of a substantial portion of the Builder's yard prior to 12:00 noon on a regularly scheduled work day. For each day on which rain requires a shut down as aforesaid, Builder shall be entitled to one (1) day's extension of the Stipulated Date of Delivery. Delays in receiving Material, equipment, or fuel or short deliveries thereof (except Owner Furnished Material) shall be considered a "Force Majeure" event if Builder shows that such materials or supplies were timely ordered and that such due diligence was exercised to obtain timely delivery thereof; and no other alternate source of supply was reasonably available.

         Within ten (10) days of knowledge of any "Force Majeure" event which may affect the Stipulated Date of Delivery, the Builder shall notify the Owner in writing and shall furnish an estimate, if possible, of the extent of the probable delay. Upon receipt of any such notice, the Owner shall, within ten
(10) days, acknowledge the same in writing and indicate agreement that such development is to be treated as a "Force Majeure" event, or state any objections, and the reasons therefor, to acceptance of this development as a "Force Majeure" event. If Builder fails to notify Owner of a "Force Majeure" event within ten (10) days after knowledge of the event, Builder shall be estopped from thereafter claiming "Force Majeure" for any period of delay more than ten (10) days prior to said notice. If Owner should fail to respond within ten (10) days, the extension of time shall be considered approved.

         If the completion of any Vessel is delayed one or more time by "Force Majeure", the Stipulated Date of Delivery of that Vessel and all subsequent Vessels (including all Option Vessels [as hereinafter defined]) shall be extended by a period equal to the period of such delay or delays; provided, however, for any "Force Majeure" events arising due to floods, hurricanes, or earthquakes or other similar Acts of Gods which result in any period of delay in excess of five (5) days, no interest shall accrue on the portion of the Assigned Value which ordinarily would be accruing interest during such extended "Force Majeure" period.





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ARTICLE VII - WARRANTY:

         During the Warranty Period, as hereinafter defined, Builder warrants that all work furnished by Builder hereunder shall have been performed in a good and workmanlike manner. The provisions set forth herein as to the liabilities of the Builder are to apply also to all work furnished by subcontractors in Builder's performance of this Contract.

         Builder shall have no responsibility whatsoever with respect to any defect, claim, or loss of the Vessel not reported in writing to Builder within one hundred eighty (180) days from the Delivery Date (as specifically defined in this Article VII) (such period being hereinafter referred to as the "Warranty Period").

         The Warranty granted to Owner by Builder shall extend only to those claims reported in writing to Builder within such Warranty Period. For purposes solely for this Article VII, "Delivery Date", shall be defined as the earlier of the following: (1) fourteen (14) days after Owner's failure to accept delivery of the Vessel which is complete in accordance with the Contract Documents (except for Minor Items), or (2) the date of actual delivery of the Vessel. In the event Owner notifies Builder of any claim covered under this Warranty, Builder will make repairs and/or replacement (including any design changes) at its option, at one of Builder's yards without expense to Builder for transporting the Vessel, or any component thereof, to or from that yard; provided, however, that if it is not practical to have the Vessel proceed to such yard, Owner may, with prior written consent of Builder, have such repairs and/or replacement made elsewhere, and, in such event, Builder shall reimburse Owner a sum equivalent to (i) the amount Builder would have expended, at its own yard at Builder's then prevailing rates, or (ii) the amount actually expended by Owner, whichever is less. In no event shall Builder be responsible for any sum in excess of the cost of the repairs and/or replacement as specified herein, and Builder shall in no event be responsible for any claims to property, persons, and/or consequential or punitive damages, including, but not limited to claims for bodily injury, illness, disease, death, loss of service, lose of society, maintenance, cure





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wages, and any other consequential or punitive damages arising out of any breach of this Contract or faulty or negligent performance thereof. Owner specifically releases Builder from any claims for personal injury, death, property damage, delays, demurrage, loss of profit, lost revenues, or any other consequential or punitive damages of any kind whatsoever, irrespective of the basis of such claims and even if such claims should arise out of Builder's sole fault, negligence, breach of this Contract, or strict liability.

         As to the installation of all third-party supplied components, materials or equipment, if the manufacturer or supplier has a representative at the job site during such installation, and if the installation is completed to the satisfaction of such representative, with all requirements of such representative having been satisfied by Builder, it shall be conclusively presumed that such installation has been completed by Builder in accordance with the manufacturer's recommendations, in a proper and satisfactory manner.

         Builder does not warrant that any equipment or materials purchased by it from a supplier or manufacturer for installation in the Vessel is free from manufacturers' defects and deficiencies and Owner specifically releases Builder from any such implied warranty of fitness or workmanship or freedom from defects relating thereto. To the extent available, Builder agrees to transfer and assign to Owner, without warranty of Builder with respect thereto, any warranties relative to material, equipment and/or labor furnished by others. Should Owner be required to enforce any such warranty, Builder will cooperate with Owner's efforts, short of instituting legal action on Owner's behalf and/or incurring other legal fees.

         Nothing contained herein shall obligate Builder at any time to repair or replace the Vessel, or any component part thereof, where such repair and/or replacement is caused, in whole or in part, by the negligent operation or maintenance of the Vessel, or its equipment, by Owner or owner's agents, employees or representatives.

         With respect to paint, Builder warrants that it will purchase paint of good marine quality and that it will apply the paint in





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accordance with the manufacturer's specifications and recommendations, and
Builder makes no warranty, express or implied, with respect to the fitness of the paint or the manufacturer's specifications and recommendations.

         For any claim for damages to or loss of the Vessel, and/or damages to persons and/or property (including, but not limited to claims, demands, or actions for bodily injury, illness, disease, death, loss of service, loss of society, maintenance and cure, wages or property) made as a result of any defect in the Vessel, or any component parts thereof, after the said Warranty Period, Owner shall have no claim or actions whatsoever against Builder, regardless of any negligence, tort, fault, strict liability or otherwise of Builder, its employees or sub-contractors, and Owner hereby waives and releases Builder and its employees and sub-contractors from and against any and all liability and any and all damages resulting therefrom, including, but not limited to, for personal injury, death, property damage, damage to and/or loss of the Vessel, delay, demurrage, loss of profits, loss of use, or any other consequential or punitive damages of any kind, whether such claim is based in contract, redhibition, negligence, strict liability, or otherwise, arising out of any defect and/or negligent design, the selection or choice of specifications and/or materials and/or component parts, manufacture, construction, fabrication, workmanship, labor and/or installation of equipment, materials and/or components or from any unseaworthy condition or any other defective condition of the Vessel, it being specifically understood and agreed that any such defects reported and/or occurring after the Warranty Period and all damages, loss of profits, demurrages, delay, losses of use or other consequential or punitive damage of any kind whatsoever resulting therefrom, shall not be the responsibility of Builder, but shall be borne exclusively by Owner.

         "THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR THAT THE VESSELS, MATERIAL OR SERVICES ARE FIT FOR ANY PARTICULAR PURPOSE OR USE, AND SPECIFICALLY IN LIEU OF ALL INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES".





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ARTICLE VIII - INSURANCE:

         A. Prior to the Delivery Date (as defined in Article VII) the Builder shall protect, maintain, care for, and be responsible and liable for property damage to the Vessel, its components, and all Owner-furnished equipment delivered to Builder's yard. To the extent of any property damage or loss during such period to the Vessel, the work, the components, or the Owner-furnished equipment delivered to Builder's yard, the Builder shall be responsible and liable for replacing same at its sole cost.

         Until the Vessel has been completed, physically delivered at the Place of Delivery and accepted by Owner, the Vessel and all materials, outfitting, equipment, and appliances to be installed in the Vessel, including all materials, outfitting, equipment and appliances provided by Owner and delivered to Builder's yard for and to be used in the construction thereof, shall be declared under the Builder's Risk Policy of Builder in force and effect at the time that the Vessel's keel is laid, all at Builder's expenses. Owner shall be named a joint loss payee, as their interest may appear, under the terms of said Builder's Risk Policy.

         Partial losses, if any, shall be payable to Builder and the proceeds thereof devoted by Builder to the repair and/or replacement of the damage. Builder shall advise Owner promptly of any such occurrence. In the event that an "actual total loss" or a "constructive total loss" (as these terms are defined in the Builder's Risk Policy) should occur prior to the Vessel being complete and ready for delivery, Owner shall be reimbursed out of the proceeds of each policy all progress payments made to Builder and the cost of any Owner furnished equipment or materials destroyed as a result of such total loss. All other proceeds of the policy shall be paid to Builder. Following payment of such insurance proceeds upon a total loss, Builder shall have the option, in its sole discretion, either to terminate this Contract or to reinstate the Contract and to reconstruct the Vessel pursuant to the terms of the Contract, with completion being accomplished within a period of time equal to the time originally allowed under the Contract.





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
         B. Builder shall also purchase and maintain, at its expense, during the life of this Contract, Workmen's Compensation Insurance at statutory amounts, with Longshoreman & Harbor Workers Compensation Act coverage endorsement, Employer's Liability Insurance in the amount of at least one million and no/100 ($1,000,000.00) dollars and Public Liability Insurance against property damage, death and physical injury in the amount of not less than One Million and no/100 ($1,000,000.00) dollars.

         C. A Confirmation of Insurance outlining the pertinent terms and conditions of the Builder's Risk Policy referred to in subparagraph A above shall be available to the Owner at Builder's office and Owner, at its request, shall be furnished a certificate of insurance as to all other policies required hereunder. All of the policies of insurance and certificates referred to herein shall contain a provision requiring the insurer at risk to give Owner thirty
(30) days' notice, in writing, prior to the cancellation of any such insurance. All deductibles in connection with the insurance required under this Article XIII shall be for Builder's account.

ARTICLE IX - INDEMNITY:

         Builder agrees to fully protect, defend, indemnify and hold Owner harmless from and against all claims and causes of action for damages on account of personal injury or death or property damage, arising prior to the acceptance by Owner of the Vessel, out of performance by Builder of its obligations hereunder, and asserted by any employee or any sub-contractor of Builder, irrespective of the basis of such claims and even if such claims should arise out of the sole fault, negligence, strict liability or breach of Contract of Owner.

         Similarly, Owner agrees to fully protect, defend, indemnify and hold Builder harmless from and against all liabilities, obligations, claims or actions, on account of personal injury or death or property damage arising prior to the acceptance by Owner of the Vessel out of performance by Builder or Owner of their obligations hereunder, and asserted by or on behalf of any employee, agent, contractor, or sub-contractor of Owner, irrespective of the basis for such negligence, fault or strict liability of Builder or any employee, agent or sub-contractor of Builder, or out of Builder's breach of this Contract.

ARTICLE X - TAXES:

         Any transportation, sales, use or other tax which may be levied on, or imposed by any governmental agency, in connection with the construction or delivery of the Vessel, and any personal property tax which may be levied or imposed with respect to the Vessel, shall be paid by Owner. Builder agrees that it will not pay any such tax on behalf of Owner, or concede any liability on behalf of Owner for same, without prior notice to Owner.

ARTICLE XI - PATENTS:

         Builder agrees to protect and hold harmless Owner against claims of third parties for damage sustained by reason of the infringement of the patent rights with respect to materials, processes, machinery, equipment, and hull form selected and used by Builder in such works; and Owner agrees to protect and hold harmless Builder against claims of third persons for damages sustained by reason of infringement of patent rights with respect to materials, designs, processes, machinery and equipment supplied or specifically acquired by Owner or required by any plans and specifications furnished by Owner.

ARTICLE XII - USE OF THE PLANS AND SPECIFICATIONS:

         Any Owner furnished specifications, contract plans and drawings of each Vessel shall remain the property of the Owner and any specifications, contract plans or working drawings of each Vessel furnished or prepared by Builder shall remain the property of the Builder.

         Builder is to provide Owner as-built plans showing the actual work performed by Builder and the final design and construction of the Vessel within thirty (30) days following delivery of the Vessel. Further, Builder shall provide Owner with standard vendor supplied operating manuals for all items of equipment placed on the Vessel for which such manuals are available.

ARTICLE XIII - BANKRUPTCY:

         If either party hereto shall be adjudicated a bankrupt or an order appointing a receiver of it or of the major part of its property shall be made or an order shall be made approving a petition or answer seeking its reorganization under the Federal Bankruptcy Act, as amended, or either party shall institute proceedings for voluntary bankruptcy or apply for or consent to the appointment of a receiver of itself or its property, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, for the purpose of seeking a reorganization under the Federal Bankruptcy Laws, or otherwise, then in any one or more of such events the other party to this Contract shall have the option forthwith to terminate this Contract to all intents and for all purposes by giving written notice of its intention so to do. Any termination of this Contract made pursuant to the provisions of this Article shall not relieve either party from any accrued obligations hereunder due and owing at the date of such termination.

ARTICLE XIV - NOTICES:

         Notices required by this Contract to be given by owner to Builder or to be given Owner by Builder shall be in writing and will be delivered in person or by registered mail return receipt requested, or by overnight courier service providing evidence of receipt, to Builder or Owner, or the designated representative of either, as the case may be.

         Notices to Builder shall be addressed to: Halter Marine, Inc.,
Attention: Mr. John Dane, III, President, 13085 Industrial Seaway Road, P.O. Box 3029, Gulfport, Mississippi 39505.

         Notices to Owner shall be addressed to: Sea Mar Equipment, Inc.,
Attention: Mr. Sydney Gonsoulin, 3417 West Admiral Doyle, New Iberia, Louisiana 70560.

         In all matters relating to this Contract except warranty claims, which are covered by Article VII, the parties will be represented by none other than the following named persons for the Owner, Mr. John Dane, III and for the Builder, Mr. Al Gonsoulin.

         Each party agrees that at least one of its named representatives will be available for consultation during normal working hours. Both parties agree that no one other than the named individuals shall be considered as an agent of either party for making of admissions or giving of instructions. Except as herein authorized, no change or modification in this Contract or its specifications shall be valid or binding on either party unless the same is in writing and signed by one of the above designated representatives of each party. Any change in the "Contract Price" resulting from change in specifications shall be agreed upon in writing in advance.

         Any other person may be designed to act for either party upon written notice of such designation accomplished in accordance with the provisions of this paragraph.

ARTICLE XV - CONSTRUCTION:

         The headings of the Articles, sections or other provisions have been inserted as a convenience for reference only, and are not to be considered in any construction or interpretation of this Contract.

ARTICLE XVI - LAW APPLICABLE:

         This Contract shall be governed by the Laws of the State of Louisiana, U.S.A. The title to the Vessel and all component parts thereof shall remain vested in Builder during the term of this Contract, and shall vest in Owner only when Builder has received the full Assigned Value for the Vessel.

ARTICLE XVII - ASSIGNMENT:

         Subject to the terms and conditions contained herein, this Contract, including all rights under Article VII, the benefit of any payments made hereunder and title to all Owner furnished materials going into the construction of the Vessel, may be assigned by Owner, provided that Owner guarantees the performance of the obligations of such assignee or transferee hereunder to Builder and the Owner's Guarantee shall remain in effect.

ARTICLE XVIII - UNITED STATES APPROVAL:

         All obligations of the Builder herein are subject to compliance with all applicable laws and regulations of the United States Government and agencies hereof and, if required, the prior approval of the Departments of Commerce, Defense, and State.

ARTICLE XIX - OPTION RIGHTS:

         Owner shall have a series of options (each, an "Option", collectively, the "Options") each to be exercised on or before certain deadlines set forth below (each such deadline being an "Option Date") for two (2) or more up to a maximum of eight (8) additional vessels identical to the Vessels (each an "Option Vessel", collectively, the "Option Vessels") to be constructed and delivered according to the provisions of this Contract, subject to the following provisions:

         a. Builder and Owner agree and acknowledge that the minimum number of Option Vessels that can be exercised at any one time is two (2) and the aggregate of all Option Vessels hereunder shall in no event exceed eight (8). Each Option hereunder shall be reduced as necessary so that any such Option will be for a number of Option Vessels not to exceed eight (8) less the aggregate of all previous Option Vessels exercised by Owner (the "Remaining Option Vessels"). Owner may elect not to exercise the Option on the First Option Date and still be entitled to exercise the remaining Options. If, however, Owner fails to exercise any Option on any subsequent Option Date, Owner shall forfeit any and all rights to all remaining Options and all Remaining Option Vessels.

         b. On or before October 1, 1997 (the "First Option Date"), Owner will have the right to exercise an option for a minimum of two
                 (2) up to a maximum of eight (8) Option Vessels for an Assigned Value of $8,275,000.00 per Option Vessel to be delivered in accordance with the delivery schedule set forth below, as applicable. Said Option to become null and void if written notice of Owner's election to exercise the Option is not delivered to Builder on or before the First Option Date. The Stipulated Dates of Delivery for the Option Vessels so exercised shall be sixty (60) days apart, so that the Stipulated Date of Delivery for the first Option Vessel is sixty (60) days from the Stipulated Date of Delivery for the second Vessel (described on Exhibit "A-2"), the Stipulated Date of Delivery for the second Option Vessel is sixty (60) days from the Stipulated Date of Delivery for the first Option Vessel and so on for any other Option Vessels so exercised by the First Option Date and for all subsequent Option Vessels as long as Owner exercises the Option for at least two (2) Option Vessels on each Option Date.

         C. On or before December 1, 1997 (the "Second Option Date") Owner will have the right to exercise an Option for any two (2) or more Remaining Option Vessels for an Assigned Value per Option Vessel equal to $8,275,000.00 plus the aggregate of any increases in the prices of all major equipment set forth in Exhibit "F" (the aggregate of such increases being the "Major Item Adjustments"). Builder and Owner shall agree on the items and base prices for each to be included on Exhibit "F" within fifty (50) days after execution of this Contract.

         d. On or before February 1,1998 (the "Third Option Date") owner will have the right to exercise an Option for any two (2) or more Remaining Option Vessels for an Assigned

                 Value of $8,315,000.00 per Option Vessel plus any Major Item Adjustments, as described in c. above.

         e. On or before April 1, 1998 (the "Fourth Option Date"), Owner will have the right to exercise an Option for any two (2) or more Remaining Option Vessels for an Assigned Value of $8,355,000.00 per Option Vessel plus any Major Item Adjustments, as described in c. above.

         f. Owner shall make a down payment at the time of exercise of any Option for each Option Vessel so exercised in an amount equal to ten percent (10%) of the Assigned Value of the Option Vessel, and the balance of the Assigned Vessel for each option Vessel shall be financed by Builder in accordance with the terms of Article II of this Contract.

         g. If Owner fails to exercise the Option for at least two (2) Option Vessels on any Option Date after the First Option Date, the Stipulated Dates of Delivery for any Option Vessels exercised in connection with that Option Date and all subsequent Option Dates shall be subject to mutual agreement by Builder and Owner.

         h. In no event shall Owner be entitled to exercise its Option rights hereunder at any time that Owner is in default under this Contract.

ARTICLE XX - GUARANTEE:

         Upon execution of this Contract, Al Gonsoulin shall execute a guaranty of Owner's obligations to Builder hereunder in the form of Exhibit "G" attached hereto (the "Owner's Guarantee").

ARTICLE XXI - MISCELLANEOUS:

         The Contract Documents constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto. The invalidity or unenforceability of any phrase, sentence, clause or section in this Contract shall not affect the validity or enforceability of the remaining portions of this Contract, or any part thereof. Any suit, action or proceeding under this Contract may be brought in the Courts of the State of Louisiana or the United States District Court for Louisiana. Owner consents to the jurisdiction of each such court in any such suit, action, or proceeding and waives any objection to the venue of any such suit, action, or proceeding in any of such courts. Owner consents to the service of process in any suit, action, or proceeding in such courts by any method, by which notice may be given under this Contract.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

WITNESSES:                                BUILDER:
                                          HALTER MARINE, INC.

/s/ [ILLEGIBLE]                           /s/ JOHN DANE, III
-------------------------                 -------------------------
                                          BY: JOHN DANE, III
/s/ [ILLEGIBLE]                           TITLE: PRESIDENT
-------------------------

WITNESSES:                                OWNER:
                                          SEA MAR EQUIPMENT, INC.

/s/ [ILLEGIBLE]                           /s/ Al A. Gonsoulin
-------------------------                 -------------------------
                                          BY:
/s/ [ILLEGIBLE]                              ----------------------
-------------------------                 TITLE: PRESIDENT
                                                -------------------

                                 EXHIBIT "A-1"

HULL NO. 1973 JOB NO. M261        NAME:___________________________

         I.      DESCRIPTION OF VESSEL:

                 1. The Vessel shall be built in accordance with the following documents:

                          a.      Specifications dated July 11, 1997, Exhibit
                                  "B"

                          b. Outboard Profile & Arrangement Dwg. No. A1, dated June 5, 1997 and hand dated July 11, 1997, Exhibit "C".

                 2.       Vessel "Assigned Value" is $8,275,000.00.

         II.     PLACE OF DELIVERY:

                 The Vessel will be built and delivered at Builder's yard known as Halter Moss Point.

         III.    DATE OF DELIVERY:

                 The Stipulated Date of Delivery is fourteen (14) months from receipt of the initial installment of the Contract Price.

         IV.     LIQUIDATED DAMAGES:

                 For purposes of Article III of the Contract, liquidated damages are to be $5,000.00 per day, not to exceed ninety (90) days, or a total of $450,000.00.

                                 EXHIBIT "A-2"

HULL NO.1974 JOB NO. M262         NAME:___________________________

         I.      DESCRIPTION OF VESSEL:

                 1. The Vessel shall be built in accordance with the following documents:

                          a.      Specifications dated July 11, 1997, Exhibit
                                  "B"

                          b. Outboard Profile & Arrangement Dwg. No. A1, dated June 5, 1997 and hand dated July 11 1997, Exhibit "C".

                 2.       Vessel "Assigned Value" is $8,275,000.00.

         II.     PLACE OF DELIVERY:

                 The Vessel will be built and delivered at Builder's yard known as Halter Moss Point.

         III.    DATE OF DELIVERY:

                 The Stipulated Date of Delivery is sixty (60) days from the Stipulated Date of Delivery for the first Vessel described on Exhibit "A-1".

         IV.     LIQUIDATED DAMAGES:

                 For purposes of Article III of the Contract, liquidated damages are to be $5,000.00 per day, not to exceed ninety (90) days, or a total of $450,000.00.

                                  EXHIBIT "D"
                              HALTER MARINE, INC.
                      DELIVERY AND ACCEPTANCE CERTIFICATE

BUILDER
       -------------------------------------------------------------------------
NAME OF VESSEL:
               -----------------------------------------------------------------
OFFICIAL NO.:                              HULL NO.:
             ------------------------------         ----------------------------
GROSS TONNAGE                              NET TONNAGE:
             ------------------------------            -------------------------
SPARE PARTS ABOARD BOAT:
                        --------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXCEPTIONS:
           ---------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


The above vessel and equipment is hereby accepted and deemed in compliance with the Contract Plans, Specifications and good shipbuilding practice and Owner hereby releases Contractor from the terms of its contract dated _______ except as to the exceptions as noted hereon and the Contract warranty provisions which shall remain in full force and effect.

OWNER:
      --------------------------------------------------------------------------
BY:
   -----------------------------------------------------------------------------
BUILDER:
        ------------------------------------------------------------------------
BY:
   -----------------------------------------------------------------------------
DATE OF ACCEPTANCE:               TIME OF ACCEPTANCE:
                   ---------------                   ---------------------------

PLACE OF ACCEPTANCE:
                    ------------------------------------------------------------

                                  EXHIBIT "E"

                              FORM OF CHANGE ORDER


================================================================================
Change Order              Date:                              Change Order#

--------------------------------------------------------------------------------
Owner                     Hull #                             Job #

--------------------------------------------------------------------------------
   Item                            Description               Price
--------------------------------------------------------------------------------












================================================================================




Contract Delivery Extension:            Days
                            -----------

Approved By:
         Builder:                 Owner:
                 ---------------        ---------------
         Date:                    Date:
                 ---------------        ---------------

                                  EXHIBIT "F"
                              MAJOR EQUIPMENT LIST

ITEM             DESCRIPTION
224              Femstrum Coolers
241              Manholes
243              Exterior Doors
                 Interior Doors
272              Shafts
                 Cutlass Bearings
273              Propellers
275              Rudder Stocks
                 Bearings
301              Main Propulsion Diesels
301              Main Propulsion Gears
302              Steering System
303              Engine Controls
306              Ship Service Diesel Generators
307              Anchor Windlass
307              Anchor Chain
                 Anchor
308              Bow Thruster
308              Bow Thruster Engine
330              Bulk Mud Compressors
330              Bulk Mud/Liquid Mud Drive Engines
345              Liquid Mud Pumps
350              Waste Oil/Oil Bilge Pumps
350              Drill/Ballast Pump
                 Bilge Pump
350              Fire Pump
353              Fuel Oil Centrifuge
                 Lube Oil Centrifuge
355              Potable Water Set
357              Air Compressors
358              Sanitary Set
                 Sewage Pump
359              Rig Fresh Water Pump
362              Air Conditioning System
402              Main Switchboard
410              Simrad Joy Stick System
415              Nav. Panel
427              Alarm Panel
450              Inflatable Life Rafts
507              Pilot Stools
535              Kearfott Windows

                                 EXHIBIT "G"

                                  GUARANTY

         In order to induce Halter Marine, Inc. ("Builder") to enter into that certain Vessel Construction Contract (as amended from time to time, the Contract) between Sea Mar Equipment, Inc. ("Owner") and Builder dated August 1, 1997, Al Gonsoulin, individually ("Guarantor"), hereby unconditionally and irrevocably guarantees to Builder (a) the due, punctual and full payment by Owner of all amounts of any nature whatsoever payable by Owner under the Contract (the "Owner Guaranteed Amounts"), as and when the same shall become due and payable in accordance with the terms of the Contract and (b) the due, prompt and faithful performance of, and compliance with, all obligations, covenants, terms, conditions and undertakings of Owner contained in the Contract (the "Owner Guaranteed Obligations") in accordance with the respective terms thereof. Such guaranty is an absolute, unconditional, present and continuing guaranty of payment, performance and compliance. If for any reason whatsoever Owner shall be in default under the Contract in payment of any Owner Guaranteed Amounts or in the performance or compliance with any Owner Guaranteed Obligation and Builder is entitled to exercise its remedies under the Contract against Owner, then Guarantor shall forthwith pay or cause to he paid such Owner Guaranteed Amounts to Owner or perform or comply with, or cause to be performed or complied with, the Owner Guaranteed Obligations.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 1st day of August, 1997.

                                   GUARANTOR:



                                   -----------------------------------
                                   Al Gonsoulin, individually